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                                                                       Exhibit B

                        POWER PACIFIC (MAURITIUS) LIMITED

PURSUANT TO THE AUTHORITY GIVEN BY THE ARTICLES OF THE COMPANY, AND SECTION 158 OF THE COMPANIES ACT 2001, WE, THE UNDERSIGNED, BEING THE DIRECTORS OF POWER PACIFIC (MAURITIUS) LTD ("COMPANY") HEREBY ADOPT THE FOLLOWING RESOLUTION ON THIS DATE 03 FEBRUARY 2006.

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SECURITIES AND EXCHANGE COMMISSION ("SEC") FILINGS

WHEREAS the COMPANY beneficially owns 8.1% of the total outstanding shares of Vimicro International Corporation ("VIMICRO");

WHEREAS the ordinary shares of Vimicro are listed on NASDAQ and registered pursuant to Section 12 of the Securities Exchange Act of 1934; and

WHEREAS according to the Securities Exchange Act and Rule 13d-1 of Regulation 13D and 13G, any person who becomes a beneficial owner of more than 5% of a class of equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 shall file with the SEC statements containing the information required by Schedules 13D and 13G.

THEREFORE the Directors of the COMPANY hereby RESOLVED that:

      a) Mr. Victor Yang be authorised to act as attorney-in-fact for and on behalf of the COMPANY to execute and file all statements, declarations and other documents required to be filed with, inter alia, the SEC under the applicable laws, rules and regulations in the United States, including in particular those required under Rule 13d-1, in connection with the COMPANY being a shareholder of Vimicro; and

      b) all acts previously undertaken by Mr. Victor Yang in order to carry out the above resolutions are hereby ratified.


READ AND APPROVED BY ALL THE DIRECTORS



/s/ Yannick Roussety                      /s/ Sandra Hew Khee
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Ms. Yannick Roussety                      Mrs. Sandra Hew Khee
Director                                  Director


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